Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form SB-2 of our report dated June 30, 2005 on the financial statements of XRG, Inc. and Subsidiaries as of March 31, 2005. We also consent to the reference to our Firm under the captions "Experts" in such Prospectus.

Mahoney Cohen & Company, C.P.A., P.C.
New York, New York
September 28, 2005